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                                                                      EXHIBIT 21

                         EAGLE-PICHER INDUSTRIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                               REGISTRANT'S
                                                                                  VOTING
                                                                                   POWER
                                                                              ---------------
Daisy Parts, Inc., a Michigan corporation.....................................       100%
Dong Yang Eagle-Picher Limited, organized under the laws of South Korea.......        49%
Eagle-Picher Development Company, Inc., a Delaware corporation................       100%
Eagle-Picher Espana, S.A., organized under the laws of Spain..................       100%
Eagle-Picher Europe, Inc., a Delaware corporation.............................       100%
Eagle-Picher Far East, Inc., a Delaware corporation...........................       100%
Eagle-Picher Industries of Canada Limited, an Ontario (Canada) corporation....       100%
Eagle-Picher Industries GmbH, organized under the laws of Germany.............       100%
Eagle-Picher, Inc., organized under the laws of the Virgin Islands............       100%
Eagle-Picher Minerals, Inc., a Nevada corporation.............................       100%
Equipos de Acuna, S.A. de C.V., organized under the laws of Mexico............       100%
Hillsdale Tool & Manufacturing Co., a Michigan corporation....................       100%
Diehl & Eagle-Picher GmbH, organized under the laws of Germany................        45%
EPTEC, S.A. de C.V., organized under the laws of Mexico.......................       100%
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